UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E 6th Street, Austin, Texas		78702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 954-5204

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, Resideo Technologies, Inc. (the “Company”) announced that Sach Sankpal was appointed the Company’s President, Products & Solutions, effective immediately. Niccolo de Masi, the Company’s current President, Products & Solutions and Chief Innovation Officer, will continue to serve as Chief Innovation Officer, which will not be an executive officer position. Mr. de Masi resigned from the Company’s board of directors effective at the close of business on January 6, 2020.

The Compensation Committee of the board approved revised employment terms for Mr. de Masi’s continued employment as Chief Innovation Officer. Mr. de Masi will continue to receive his current base salary and annual incentive compensation, but will not receive any further equity awards. Mr. de Masi will be eligible for severance under the Company’s Severance Pay Plan for Designated Executive Employees (the “Severance Plan”), with eligibility for 18 months of salary continuation payments in the event of Mr. de Masi’s qualifying termination within the next twelve months. In the event of a qualifying termination, Mr. de Masi will be eligible for continued vesting of his November 18, 2018 restricted stock unit award. In addition, if a qualifying termination occurs prior to the applicable payment date, he will also be eligible for a payout of his fiscal 2019 and subsequent annual incentive awards, which amounts will include any payment for actual achievement of the financial components plus one-half of the amount tied to individual performance components, provided the payout of subsequent annual incentive awards will be pro-rated based on the period of the year during which he was employed. All of the severance benefits are subject to the conditions in the Severance Plan, and the additional benefits are also subject to Mr. de Masi’s compliance with other covenants governing his continued employment and compliance with his other agreements with the Company, which include one-year non-competition and two-year non-solicitation  restrictions.

The Compensation Committee also finalized the terms of a separation agreement with Mr. Nefkens in connection with the previously announced search for a new Chief Executive Officer. In addition to the compensation arrangements previously disclosed, the Compensation Committee agreed that Mr. Nefkens will be eligible for continued vesting of the full amount of the restricted stock units that were granted to him on October 29, 2018, and that Mr. Nefkens can select his termination date upon 60 days’ advance notice to the board and receive the severance benefits under the Company’s Severance Plan for Designated Officers, but without the additional benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2020	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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